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                                                                    Exhibit 10.2

English Translation

                                SUBLEASE CONTRACT

                        Description of Subleased Premises

5th Floor of Nam Seoul Bldg., 1304-3, 1304-6 Seocho 4-dong, Seocho-gu, Seoul (Subleased area (Contracted area): 258 pyung; Area for exclusive use: 154.8 pyung)

Sub-lessor:   Interpark Corporation
              Representative: Ki Hyung Lee
              8th Floor, Nam Seoul Bldg., 1304-3, 1304-6, Seocho 4-dong,
              Seocho-gu, Seoul

Sub-lessee:   GMARKET, Inc.
              Representative: Young Bae Ku
              6th Floor, Nam Seoul Bldg., 1304-3, 1304-6, Seocho 4-dong,
              Seocho-gu, Seoul

Sub-lessor and Sub-lessee enter into this Sublease Contract with the consent of Lessor for the Subleased Premises on the following terms and conditions as of February 27, 2006. Upon the execution of this Contract, the Sublease Contract dated April 6, 2005 (for the 5th, 6th and 7th floors) shall be null and void; provided, that for purposes of the rent and maintenance fee for the subleased 5th floor, the 5th floor shall be deemed to have been continuously used by Sub-lessee, and thus, be subject to rate increase. Sub-lessor shall refund to Sub-lessee 153,736,000 Korean Won remaining after deducting the security deposit for the Subleased Premises from the security deposit (267,256,000 Korean Won) paid by Sub-lessee:

ARTICLE 1 (TERM OF SUBLEASE)

     1. The term of this Sublease Contract shall be from February 27, 2006 to January 31, 2007.


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     2.   Unless Sub-lessee delivers to Sub-lessor a written notice of termination or modification of this Sublease Contract by six months prior to expiration of the term, this Sublease Contract shall be deemed automatically extended for another one year, provided that the terms and conditions of the Sublease Contract for the extended period shall be determined upon mutual consultation. If a renewal of this Sublease Contract is not executed by three months prior to expiration of the initial term, this Sublease Contract shall be terminated.

     3. In case Sub-lessee desires to terminate this Sublease Contract prior to expiration of the term hereof, Sub-lessee shall notify the other party in writing by six months prior to the date of termination. The termination shall be effective after six months from the date of receipt of the written termination notice by Sub-lessor.

     4. If Sub-lessee terminates this Sublease Contract by a written notice pursuant to the preceding paragraph during the term hereof, Sub-lessee shall pay to Sub-lessor an amount equivalent to one month's sub-rent as damages.

ARTICLE 2 (SECURITY DEPOSIT FOR SUBLEASE)

     1. Sub-lessee shall pay Sub-lessor 113,520,000 Korean Won (440,000 Korean Won per Pyung) as security deposit.

ARTICLE 3 (SUB-RENT)

     1. Sub-lessee shall prepay Sub-lessor 12,487,200 Korean Won (48,400 Korean Won per Pyung) as monthly rent for the Subleased Premises on the 5th day of every month. Sub-lessor shall send a bill for the payment of rent to Sub-lessee by the 25th day of the preceding month (VAT not inclusive).

     2. If this Sublease Contract commences or terminates in the middle of a month, the rent for the month shall be pro-rated by days.

     3. If Sub-lessee delays payment of rent, default interest shall accrued thereon at the rate of 2% per month, which shall be paid to Sub-lessor.

     4.   Sub-rent shall be increased by 10% per Pyung every year following the


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          execution hereof, to 48,400 Korean Won/Pyung on the 1st anniversary and 53,240 Korean Won/Pyung on the 2nd anniversary (VAT not inclusive).

ARTICLE 4 (MAINTENANCE FEES)

     1. 7,110,480 Korean Won (27,560 Korean Won per Pyung) shall be paid in advance to Sub-lessor on the 5th day of each month as maintenance fees including charges for electricity and water supplied to the Subleased Premises, cooling and heating, elevator operation and cleaning, etc. Sub-lessor shall send a bill for the maintenance fees to Sub-lessee by the 25th day of the preceding month. If this Sublease Contract commences or terminates in the middle of a month, the maintenance fees for the relevant month shall be prorated by days (VAT not inclusive).

     2. If Sub-lessee delays payment of the maintenance fees, default interest shall accrue thereon at the rate of 2% per month, which shall be paid to Sub-lessor.

     3. The maintenance fees shall be increased by 5% per Pyung every year following the execution hereof, to 27,560 Korean Won/Pyung on the 1st anniversary and then 28,940 Korean Won/Pyung on the 2nd anniversary (VAT not inclusive). In the event of exceptional rise in oil prices or electricity causing drastic increase in maintenance fees, Sub-lessor and Sub-lessee may adjust the maintenance fees even during the term hereof by mutual agreement.

     4. All costs, charges for electricity, water, taxes and public charges relating to special facilities installed for the need of Sub-lessee shall be borne by Sub-lessee, in addition to the maintenance fees.

ARTICLE 5 (REMITTANCE OF SUB-RENT AND MAINTENANCE FEES)

Sub-lessee shall remit the sub-rent and the maintenance fees under this Sublease Contract to a bank account designated by Sub-lessor.

ARTICLE 6 (SUBSEQUENT SUBLEASE)

Sub-lessee may neither transfer its rights under this Sublease Contract nor sublease all


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or any part of the Subleased Premises to a third party, provided that Sub-lessee may sublease the Subleased Premises to its affiliates or a third party with written consent of Sub-lessor, and Sub-lessor shall keep the business secrets of Sub-lessee strictly confidential.

ARTICLE 7 (RESIDENCE AND RESTRICTION ON USE)

     1.   Sub-lessee may use the Subleased Premises as a general office.

     2. Sub-lessee may not establish a residence within the Subleased Premises, provided that Sub-lessee may assign a shift staff on night duty with the written consent of Sub-lessor.

     3. If Sub-lessee uses the Subleased Premises for a time period other than working hours (6:00 p.m. ~ 8:00 a.m.) or uses the Subleased Premises on holidays, the Sub-lessee shall bear the actual cost of use of any facilities that exceeds the ordinary expenses incurred for the sublease, as additionally requested by Sub-lessor.

     4. Goods may be carried in and out of the Sub-leased Premises after 6:00 p.m. with written consent from Sub-lessor, in principle.

ARTICLE 8 (PROTECTION OF PROPERTY)

The Sub-lessee is solely responsible for its property, and Sub-lessor shall not be liable for any damage arising within the Subleased Premises, provided that Sub-lessor shall take proper actions and bear responsibilities as specified in
Article 10 for the purpose of maintaining order and protecting facilities in the common area of the building.

ARTICLE 9 (PROHIBITED ACTS FOR SUB-LESSEE)

Sub-lessee may not engage in any of the following acts within the building without prior consent or approval of Sub-lessor, which shall not be unreasonably withheld, delayed or conditioned:

     a.   install or display signboards or advertising materials that may be


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          unpleasant to the public or likely to obstruct any other common facilities;

     b. bring in or keep explosives, dangerous goods or goods harmful to human body, unpleasant to others or likely to be destructive;

     c. arbitrarily bring in cooling/heating devices other than subsidiary air conditioning equipment which has not an adverse effect on the function of the building's air conditioning system;

     d. damage or destroy structures, devices or facilities installed by Sub-lessor or modify the structures without Sub-lessor's consent or approval;

     e.   sell or drink alcoholic beverages;

     f.   manufacture, market and sell materials in violation of laws;

     g. use the Subleased Premises for purposes other than those permitted under this Sublease Contract;

     h. use fuel for the purpose of heating other than oil, gas and electric heaters, etc. as supplied by Sub-lessor; or

     i.   install and sell by automatic vending machines, etc.

ARTICLE 10 (SCOPE OF MAINTENANCE)

Sub-lessor shall faithfully carry out each of the following to allow Sub-lessee the enjoyment of normal use of the Subleased Premises as permitted under this Sublease Contract; provided that Sub-lessee shall be responsible for installation and maintenance of fire extinguishers required per room pursuant to the amended Fire Services Act, at its own expense:

     a.   Security and Guide

Section               Details
-------               -------
Control/Monitoring    -    Classify controlled and restricted areas and maintain
                           security of entrances/exits.

                      -    Regularly monitor the disaster prevention system.

                      -    Patrol and perform personal monitoring

Entrance /Exit/       -    Control opening and closing of entrances
Guidance
                      -    Escort and usher visitors according to their classes
                           (VIP, commercial and general visitors)

                      -    Check in and out goods

                      -    Maintain keys


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
Crime prevention      -    Perform field inspection and take immediate action
                           upon detection of abnormality in the course of
                           disaster prevention monitoring

                      -    Regular inspection of crime preventing facilities

                      -    Check and control incoming/outgoing persons

                      -    Take immediate action against theft and trespassers

                      -    Maintain lost articles' management system

Safety control        -    Pre-examine causes of fire or safety risk and To
                           inspect and take immediate measure upon occurrence of
                           fire or accident.

Others                -    deliver mail and newspapers

     b.   Beautification

Section               Details                                 Implementing Cycle
-------               -------                                 ------------------
Daily cleaning        -    Clean floor (dry and wet mop)      Daily or from time
                                                              to time
                      -    Clear waste baskets

                      -    Dust window frames and clean
                           windows

                      -    Clean rest rooms

                      -    Fill toilet papers

                      -    Clean foot boards

                      -    Maintain clean outer wall of the
                           building

Regular cleaning      -    Scrub floor                        Every week and
                                                              every month
                      -    Wax floor

                      -    Polish metal parts of the
                           building

                      -    Wipe windows and panes

Special cleaning      -    Clean outer walls of the           Quarterly
                           building

                      -    Clean lamps

                      -    Clean windows and sashes

                      -    Clean the ventilator exterior

Others                -    Special cleaning work other than
                           regular cleaning.

     c.   Facility Maintenance

Section               Details                                 Cycle
-------               -------                                 -----
Machine               -    Operate, inspect and take          From time to time
                           emergency measure for boilers      and regularly
                           and heat-exchangers.


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
                      -    Operate, inspect, and take
                           emergency actions for chiller &
                           cooling towers.

                      -    Operate, inspect, and take
                           emergency actions for FCUs.

                      -    Operate, inspect, and take
                           emergency actions for pumps and
                           blowers.

                      -    Inspect water supply and
                           sanitary facilities

                      -    Operate, inspect, and take
                           emergency actions for water
                           purifier tanks

                      -    Maintain and repair pipes and
                           ducts.

Electricity           -    Operate, inspect, and take         From time to time
                           emergency actions for power        and regularly
                           receiver and transformers.

                      -    Operate, inspect, and take
                           emergency actions for power
                           equipment.

                      -    Operate and maintain indoor
                           wiring facilities.

                      -    Operate and maintain
                           power-generating facilities.

Disaster Prevention   -    Operate and inspection             From time to time
                           disaster prevention center.        and regularly

                      -    Manage fire prevention program.

                      -    Maintain and repair
                           fire-extinguishing facilities.

                      -    Maintain and repair automatic
                           fire detection equipment and
                           broadcasting facilities.

                      -    Maintain and repair of gas
                           facilities.

                      -    Maintain and repair smoke
                           removing facilities.

Construction          -    Maintain and repair basic          From time to time
                           construction (ceiling, TEX,        and regularly
                           floor, outer wall and painting,
                           etc.)

                      -    Maintain and repair doors and
                           windows (windows, entrances and
                           shutters, etc.) and handle
                           irregularities.

                      -    Maintain and repair plastering
                           and waterproof works

ARTICLE 11 (COOLING AND HEATING)

Sub-lessor shall operate cooling and heating facilities to maintain proper temperature within the Subleased Premises as follows:

     a. Cooling: Indoor temperature of at lest 26 degrees c +/- 2 degrees c for summer

     b. Heating: Indoor temperature of at most 22 degrees c +/- 2 degrees c for winter


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

ARTICLE 12 (REMODELING AND INSTALLATION OF FACILITIES WITHIN THE SUBLEASED PREMISES)

In case Sub-lessee desires to do any of the following, Sub-lessee shall obtain prior written consent from Sub-lessor regarding any structural changes and perform such work at Sub-lessee's cost; provided that even in such case, Sub-lessor may give direction and supervision of works. Notwithstanding the foregoing provision, Sub-lessee shall have sole authority to employee sub-contractors for conducting the work on the Subleased Premises. Any consent pursuant to this Article requested by Sub-lessee to Sub-lessor shall not be unreasonably withheld, delayed or conditioned.

     1. Any remodeling, new installation or alteration of partitions, windows and doors, etc. within the Subleased Premises;

     2. New installation and relocation of power sources for lamps, installation of telephones, new or additional installation, relocation,, and alteration of water supply, drainage facilities, and gas supply facilities; or

     3.   Carrying in and fixing heavy articles including safe boxes.

ARTICLE 13 (REPAIR)

     1. All expenses required to repair walls, ceilings and floors as part of interior works conducted by Sub-lessee within the Subleased Premises (including painting expenses) shall, in principle, be borne by Sub-lessee, but any other repairs (including repair of building structure or painting of ceiling naturally discolored) shall be borne by Sub-lessor.

     2. Sub-lessee shall promptly notify Sub-lessor of a place needing repair and shall consult with Sub-lessee, even if Sub-lessee repairs

ARTICLE 14 (DAMAGES)

     1. If either party breaches this Sublease Contract or causes any damage to the other party due to reasons attributable to the party itself, its employee or a person subcontracted or authorized to perform its duties on its behalf, the responsible party shall compensate the other party for all damage.


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     2.   If Sub-lessee or its employees or customers have damaged the Subleased
          Premises by intent or negligence, Sub-lessee shall notify Sub-lessor thereof without delay and shall compensate Sub-lessor for the damage incurred to Sub-lessor.

     3. Damages shall be determined based upon the market price at the time of compensation.

ARTICLE 15 (FORCE MAJEURE)

     1. Sub-lessor shall not be responsible for property damage and property loss caused by fire, theft, natural disasters, earthquake, etc., and suffered by Sub-lessee. Sub-lessee shall install fire fighting equipment and facilities within the Subleased Premises.

     2. Sub-lessor shall not be responsible for any service shortage or suspension of use of common areas, arising from Sub-lessor's repair, alteration or renovation.

     3. Sub-lessee shall be responsible for accidents such as fire and theft, etc. that occurred within the Subleased Premises, irrespective of intent or negligence on the part of Sub-lessee, and Sub-lessor shall not be responsible therefor.

     4. In the event either party is incapable of performing its obligations due to any force majeure event under the preceding paragraph, the period for performance of obligation may be extended only if the non-performing party provides evidence of absence of intent or negligence.

ARTICLE 16 (ACCESS TO THE SUBLEASED PREMISES)

Sub-lessor or its employee may at any time with prior notice enter or exit from the Subleased Premises in order to inspect the maintenance status of the building, to take emergency actions for hygiene, fire prevention, crime prevention and rescue purposes, etc. or to show the property to other candidates for sub-lease during six months prior to expiration of this Sublease Contract. Sub-lessee may not reject such entrance or exit by Sub-lessor. Notwithstanding anything contrary in this Article, except in emergency situations requiring immediate entrance/exit by Sub-lessor, a) unless Sub-lessor directly


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gives written notice to Sub-lessee prior to close of business of the immediately preceding business day, and the representative of Sub-lessee is allowed to accompany Sub-lessor, its employee, subcontractor or agent, Sub-lessor or its employee, subcontractor and agent are not authorized to enter/exit from the Subleased Premises and b) such entrance/exit shall be made at a reasonable time.

ARTICLE 17 (SUB-LESSOR'S RIGHT OF TERMINATION)

     1. In case Sub-lessee does any of the following, Sub-lessor may terminate this Sublease Contract by thirty (30) days' prior written notice:

          a. Sub-lessee has defaulted in payment of the sub-rent and maintenance fees for two months or more from the respective due dates thereof;

          b. Sub-lessee has breached any of the provisions of this Sublease Contract and has failed to correct such breach within two (2) weeks from receipt of a written notice from Sub-lessor, and this situation has repeated for three times or more; or

          c. Sub-lessee is bankrupt or insolvent or subject to corporate reorganization proceedings filed against Sub-lessee.

     2. In the foregoing cases, Sub-lessor shall be at any time be entitled to terminate this Sublease Contract, evacuate Sub-lessee or take legal action.

     3. Sub-lessor may terminate this Sublease Contract by thirty (30) days' prior written notice in order to collect defaulted sub-rent and maintenance fees and retains the right to take proper action such as evacuation of the Subleased Premises.

ARTICLE 18 (SUB-LESSEE'S RIGHT OF TERMINATION)

     1. In the event Sub-lessor does any of the following, Sub-lessee may terminate this Sublease Contract by thirty (30) days' prior written notice, in which case, Sub-lessee's obligations provided in Article 1, Paragraph 4 and Article 18, Paragraph 3 of this Sublease Contract shall not be applicable. In the event of


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          termination due to causes attributable to Sub-lessor, Sub-lessor shall reimburse Sub-lessee for the cost of removing facilities approved by Sub-lessor and installed by Sub-lessee.

          a. If Sub-lessor or its actions has substantially harmed Sub-lessee's reputation or has infringed on Sub-lessee's rights, so as to adversely affect Sub-lessee's business;

          b. If Sub-lessor has breached any of the provisions of this Sublease Contract and has failed to correct such breach within two (2) weeks from receipt of a written notice from Sub-lessee, and this situation has repeated for three times or more; or

          c.   If Sub-lessor becomes bankrupt or insolvent.

     2. In the foregoing cases, Sub-lessee may at any time terminate this Sublease Contract and is entitled to take legal actions against Sub-lessor.

ARTICLE 19 (TERMINATION OF CONTRACT)

     1.   This Sublease Contract shall terminate in each of the following cases:

          a.   Upon expiration of its term; or

          b.   Upon Sub-lessee's termination pursuant to Article 1 hereof.

     2. Sub-lessee may not claim for cost of improvement or transfer or any other amount against Sub-lessor.

ARTICLE 20 (SURRENDER AND RESTORATION)

     1. Upon expiration or termination of this Sublease Contract, Sub-lessee shall remove its belongings and property from the Subleased Premises by the date of expiration or termination, and return to Sub-lessor all keys and Sub-lessor's property.

     2. Upon expiration or termination of this Sublease Contract, Sub-lessee shall


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          restore the Subleased Premises to their original state as of the time of execution of this Sublease Contract, by removing, at its own cost, any facilities, partitions, structurally altered facilities or other altered facilities installed by Sub-lessee, provided, however, that those which are excluded by written consent from Sub-lessor or affected by normal wear and tear and decrepitude shall be excluded from the restoration. Sub-lessor may conduct the restoration work on behalf of Sub-lessee at Sub-lessee's cost upon Sub-lessee's request.

     3. In case Sub-lessee fails to remove its belongings and property or restore the Subleased Premises to their original state, Sub-lessee shall pay to Sub-lessor, as conclusive compensation for damages, an amount equivalent to double the ordinary sub-rent and maintenance fees for the period from the date of expiration or termination of the Sublease Contract to the date of surrender or restoration.

ARTICLE 21 (COMPULSORY SURRENDER)

     1. In case Sub-lessee fails to surrender the Subleased Premises even after expiration or termination of this Sublease Contract, Sub-lessor may, at the responsibility and expense of Sub-lessee, remove property owned by Sub-lessee to a proper place.

     2. The provisions of Article 21, Paragraph 3 shall be mutatis mutandis applicable in the case of paragraph 1 of this Article.

ARTICLE 22 (PARKING)

     1. Sub-lessor shall grant to Sub-lessee free fixed parking spaces for two vehicles, at the rate of one vehicle per 50 Pyung of the subleased area and permit charged parking to visitors, to the extent spaces are available.

     2.   The running time of car lifts shall be as follows:

     Business days:       7:00 a.m. ~ 10:00 p.m.
     Saturday:            7:00 a.m. ~ 5:00 p.m.
     Sunday and Holidays: Not operated.


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ARTICLE 23 (INTERPRETATION)

This Sublease Contract shall be interpreted in accordance with Korean laws and practices effective in Seoul, Korea.

ARTICLE 24 (JURISDICTION)

Any legal proceedings arising in connection with this Sublease Contract shall be subject to the jurisdiction of the Seoul Central District Court.

ARTICLE 25 (VALUE ADDED TAX)

Any value added tax imposed on the sub-rent and deemed sub-rent for maintenance fees payable by Sub-lessee to Sub-lessor pursuant to this Sublease Contract shall be borne by Sub-lessee.

IN WITNESSETH WHEREOF, Sub-lessor and Sub-lessee shall execute two (2) copies of this Sublease Contract, and hereunto affix their signatures and seals, and then respectively keep one copy hereof.

                                February 17, 2006

Sub-lessor   Interpark Corporation
             Representative Director: Ki Hyung Lee (seal)
             8th Floor, NamSeoul Bldg., 1304-3, 1304-6, Seocho-dong, Seocho-gu,
             Seoul

Sub-lessee   GMARKET Inc.
             Representative Director: Young Bae Ku (seal)
             6th Floor, NamSeoul Bldg., 1304-3, 1304-6, Seocho-dong, Seocho-gu,
             Seoul


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